[IMPERIAL BANK LOGO]
                                  IMPERIAL BANK
                                   Member FDIC

                           GENERAL SECURITY AGREEMENT
                   (Tangible and Intangible Personal Property)

This Agreement is executed on  July 9, 1997                                 , by
                               USFG/DHRG L.P. NO. 2, INC.
                                                 (hereinafter called "Obligor").
In consideration of financial accommodations given, to be given or continued, the Obligor grants to IMPERIAL BANK (hereinafter called "Bank") a security interest in (a) all property (i) delivered to Bank by Obligor, (ii) which shall be in Bank's possession or control in any matter or for any purpose, (iii) described below, (iv) now owned or hereafter acquired by Obligor of the type or class described below and/or in any supplementary schedule hereto, or in any financing statement filed by Bank and executed by or on behalf of Obligor; (b) the proceeds, increase and products of such property, all accessions thereto, and all property which Obligor may receive on account of such collateral which Obligor will immediately deliver to Bank (collectively referred to as "Collateral") to secure payment and performance of all of Obligor's present or future debts or obligations to Bank, whether absolute or contingent (hereafter referred to as "Debt"). Unless otherwise defined, words used herein have the meanings given them in the California Uniform Commercial Code.

Collateral:

A.     VEHICLE, VESSEL, AIRCRAFT:
--------------------------------------------------------------------------------
                                  Identification     License or
Year  Make/Manufacturer   Model   and Serial No.   Registration No.  New or Used
--------------------------------------------------------------------------------

      N/A

--------------------------------------------------------------------------------

Engine or other equipment:
                              --------------------------------------------------
(For aircraft - original ink signature on copy to FAA)

B.     DEPOSIT ACCOUNTS:

Type                       Account Number                    Amount $
     --------------------                ------------------           ----------
In name of                               Depository
           ----------------------------             ----------------------------
AND ALL EXTENSIONS OR RENEWALS THEREOF.

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                          SECURITY AGREEMENT CONTINUED

C.     ACCOUNTS, INTANGIBLES AND OTHER: (Describe)

              All personal property, whether presently existing or hereafter created or acquired, including but not limited to: All accounts, chattel paper, documents, instruments, money, deposit accounts and general intangibles including returns, repossessions, books and records relating thereto, and equipment containing said books and records. All goods including equipment and inventory. All proceeds including, without limitation, insurance proceeds. All guarantees and other security therefor. All investment property including securities and securities entitlements.

The collateral not in Bank's possession will be located at: 12801 N. Central Expressway #350, Dallas, TX 75243

[ ] If checked, the Obligor is executing this Agreement as an Accommodation Debtor only and the Obligor's liability is limited to the security interest granted in the Collateral described herein. The party being accommodated is
                                                                   ("Borrower").

All the terms and provisions on the reverse side hereof are incorporated herein as though set forth in full, and constitute a part of this Agreement.

                              Signature
                           (indicate title,
           Name             if applicable)                Address

USFG/DHRG L.P. NO. 2, INC.  BY:                     12801 N. Central Expwy. #350
--------------------------  ----------------------  ----------------------------
                               J. Michael Moore     Dallas, Texas 75243
                               CEO/President
--------------------------  ----------------------  ----------------------------

--------------------------  ----------------------  ----------------------------

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                          SECURITY AGREEMENT CONTINUED

Obligor represents, warrants and agrees:

Obligor represents, warrants and agrees:


     1. Obligor will immediately pay (a) any Debt when due, (b) Bank's costs of collecting the Debt, of protecting, insuring or realizing on Collateral, and any expenditure of Bank pursuant hereto, including attorney's fees and expenses, with interest at the rate of 24% per year, or the rate applicable to the Debt, whichever is less, from the date of expenditure, and (c) any deficiency after realization of Collateral.

     2. Obligor will use the proceeds of any loan that becomes Debt hereunder for the purpose indicated on the application therefore, and will promptly contract to purchase and pay the purchase price of any property which becomes Collateral hereunder from the proceeds of any loan made for that purpose.

     3. As to all Collateral in Obligor's possession (unless specifically otherwise agreed by Bank in writing), Obligor will:

          (a) Have, or has, possession of the Collateral at the location disclosed to Bank and will not remove the Collateral from the location.

          (b)  Keep the Collateral  separate and identifiable.

          (c) Maintain the Collateral in good and saleable condition, repair it if necessary, clean, feed, shelter, water, medicate, fertilize, cultivate, irrigate, prune and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.

          (d) Not sell, lease, encumber or transfer the Collateral (other than Inventory Collateral) until the Debt has been paid, even though Bank has a security interest in proceeds of such Collateral.

     4.   As to Collateral which is Inventory and accounts, Obligor:

          (a) May, until notice from Bank, sell, lease or otherwise dispose of Inventory Collateral in the ordinary course of business only, and collect the cash proceeds thereof.

          (b) Will, upon notice from Bank, deposit all cash proceeds as received in a demand deposit account with Bank containing only such proceeds and deliver statements identifying units of inventory disposed of, accounts which gave rise to proceeds, and all acquisitions and returns of Inventory, as required by Bank.

          (c) Will receive in trust, schedule on forms satisfactory to the Bank and deliver to Bank all noncash proceeds other than Inventory received in trade.

          (d) If not in default, may obtain release of Bank's interest in individual units of inventory upon request, therefore, payment to Bank of the release price of such units shown on any Collateral schedule supplementary hereto, and compliance herewith as to proceeds thereof.

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                          SECURITY AGREEMENT CONTINUED

     5. As to Collateral which is accounts, chattel paper, general intangibles and proceeds described in 4(c) above, Obligor warrants, represents and agrees:

          (a) All such Collateral is genuine, enforceable in accordance with its terms, free from default, prepayment, defense and conditions precedent (except as disclosed to and accepted by Bank in writing) and is supported by consecutively numbered invoices to, or rights against, the debtors thereon. Obligor will supply Bank with duplicate invoices or other evidence of Obligor's rights on Bank's request;

          (b) All persons appearing to be obligated on such Collateral have authority and capacity to contract;

          (c) All chattel paper is in compliance with law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Obligor's interest thereunder;

          (d) If an account debtor shall also be indebted to Obligor on another obligation, any payment made by him not specifically designated to be applied on any particular obligation shall be considered to be a payment on the account in which Bank has a security interest. Should any remittance include a payment not on an account, it shall be delivered to Bank and if no event of default has occurred, Bank shall pay Obligor the amount of such payment;

          (e) Obligor agrees not to compromise, settle or adjust any account or renew or extend the time of payment thereof without Bank's prior written consent.

     6. Obligor owns all Collateral absolutely and no other person has or claims any interest in any Collateral, except as disclosed to and accepted by Bank in writing. Obligor will defend any proceeding which may affect title to or Bank's security interest in any Collateral, and will indemnify and hold Bank free and harmless from all costs and expenses of Bank's defense.

     7. Obligor will pay when due all existing or future charges, liens or encumbrances on and all taxes and assessments now or hereafter imposed on or affecting the Collateral and, if the Collateral is in Obligor's possession, the realty on which the Collateral is located.

     8. Obligor will insure the Collateral with Bank as loss payee, in form and amounts, with companies, and against risks and liability satisfactory to Bank, and hereby assigns such policies to Bank, agrees to deliver them to Bank at Bank's request, and authorizes Bank to make any claim thereunder, to cancel the insurance on Obligor's default, and to receive payment of and endorse any instrument in payment of any loss or return premium. If Obligor should fail to deliver the required policy or policies to the Bank, Bank may, at Obligor's cost and expense, without any duty to do so, get and pay for insurance naming as the insured, at Bank's option, either both Obligor and the Bank, or only the Bank, and the cost thereof shall be secured by this security agreement, and shall be repayable as provided in Paragraph 1 above.

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                          SECURITY AGREEMENT CONTINUED

     9. Obligor will give Bank any information it requires. All information at any time supplied to Bank by Obligor (including, but not limited to, the value and condition of Collateral, financial statements, financing statements, and statements made in documentary Collateral), is correct and complete, and Obligor will notify Bank of any adverse change in such information. Obligor will promptly notify Bank of any change of Obligor's residence, chief executive office or mailing address.

     10. Bank is irrevocably appointed Obligor's attorney-in-fact to do any act which Obligor is obligated hereby to do, to exercise such rights as Obligor may exercise, to use such equipment as Obligor might use, to enter Obligor's premises to give notice of Bank's security interest in, and to collect Collateral and proceeds and to execute and file in Obligor's name any financing statements and amendments thereto required to perfect Bank's security interest hereunder, all to protect and preserve the Collateral and Bank's rights hereunder, Bank may:

          (a)  Endorse,  collect and receive  delivery or payment of instruments
               and  documents  constituting   Collateral;

          (b) Make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable thereon or take security for the payment thereof, and compromise disputes in connection therewith;

          (c)  Use  or  operate   Collateral   for  the  purpose  of  preserving
               Collateral or its value and for preserving or liquidating Collateral.

     11. If more than one Obligor signs this agreement, their liability is joint and several. Any Obligor who is married, agrees that recourse may be had against separate property for The Debt. Discharge of any Obligor except for full payment, or any extension, forbearance, change of rate of interest, or acceptance, release or substitution of Collateral or any impairment or suspension of Bank's rights against an Obligor, or any transfer of an Obligor's interest to another shall not affect the liability of any other Obligor. Until the Debt shall have been paid or performed in full, Bank's rights shall continue even if the Debt is outlawed. All Obligors waive:

          (a) any right to require Bank to proceed against any Obligor before any other, or to pursue any other remedy;

          (b)  presentment,  protect and notice of protest, demand and notice of
               nonpayment,   demand  or   performance,   notice  of  sale,   and
               advertisement  of sale;

          (c) any right to the benefit of or to direct the application of any Collateral until the Debt shall have been paid;

          (d) and any right of subrogation to Bank until Debt shall have been paid as performed in full.

     12. Upon default, at Bank's option with notice, all or any part of the Debt shall immediately become due. Bank shall have all rights given by law, and may *12 sell, in one or more sales. Collateral in any county where Bank has an office, Bank may purchase at such sale. Sales for cash or on credit to a wholesaler, retailer or user of the Collateral or at public or private auction, are all to be considered commercially reasonable. Bank may require Obligor to assemble the Collateral and make it available to Bank at the entrance to the location of the Collateral, or a place designated by Bank. Defaults shall include:

          (a) Obligor's failure to pay or perform this or any agreement with Bank or breach of any warranty herein, or Borrower's failure to pay or perform any agreement with Bank.

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                          SECURITY AGREEMENT CONTINUED

          (b) Any change in Obligor's or Borrower's financial condition which in Bank's judgment impairs the prospect of Borrower's payment or performance.

          (c)  Any  actual  or  reasonably  anticipated   deterioration  of  the
               Collateral or in the market price thereof which causes it in Bank's judgment to become unsatisfactory as security.

          (d)  Any levy or seizure  against  Borrower or any of the  Collateral.

          (e)  Death,   termination  of  business,   assignment  for  creditors,
               insolvency, appointment of receiver, or the filing of any petition under bankruptcy or debtor's relief laws of, by or against Obligor or Borrower or any guarantor of the Debt.

          (f) Any warranty or representation is false or is believed in good faith by Bank to be false.

     13. Bank's acceptance of partial or delinquent payments or the failure of Bank to exercise any right or remedy shall not waive any obligation of Obligor or Borrower or right of Bank or modify this agreement, or waive any other similar default.

     14. On transfer of all or any part of the Debt, Bank may transfer all or any part of the Collateral. Bank may deliver all or any part of the Collateral to any Obligor at any time. Any such transfer or delivery shall discharge Bank from all liability and responsibility with respect to such Collateral transferred or delivered. This agreement benefits Banks's successors and assigns and binds Obligor's heirs, legatees, personal representatives, successors and assigns. Obligor agrees not to assert against any assignee of Bank any claim or defense that may exist against Bank. Time is of the essence. This agreement and supplementary schedules herein contain the entire security agreement between Bank and Obligor. Obligor will execute any additional agreements, assignments or documents reasonably required by Bank to carry this agreement into effect.

     15. This agreement shall be governed by and construed in accordance with the laws of the State of California, to the jurisdiction of whose courts the Obligor hereby agrees to submit. Obligor agrees that service of process may be accomplished by any means authorized by California law. All words used herein in the singular shall be considered to have been used in the plural where the context and construction so require.

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ADDENDUM TO General Security Agreement
Dated July 9, 1997
USFG/DHRG L.P. NO. 2, INC.

     12. "Provided, however, it shall not be an event of default hereunder for Obligor's failure to perform any monetary or non-monetary covenant until thereafter that Bank has provided Obligor with written notice and thirty (30) days thereafter in which to in good faith cure such default.



USFG/DHRG L.P. NO. 2, INC.




BY:  /s/ J. Michael Moore
     -------------------------------
     J. Michael Moore, CEO/President

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